Exhibit 10.97

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this 23rd day of October 2020 by and among RespireRx Pharmaceuticals Inc. (“RespireRx”), a Delaware Corporation, having an address at 126 Valley Road, Suite C, Glen Rock, NJ 07452, White Lion Capital, LLC (“White Lion”), a Nevada limited liability company, having an office at 16911 San Fernando Mission Blvd Suite #183, Granada Hills, CA 91344 and SIGNATURE BANK (the “Escrow Agent”), a New York state-chartered commercial bank and having an office at 261 Madison Avenue, New York, NY 10016. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Equity Purchase Agreement, dated July 28, 2020, between RespireRx and White Lion, including all attachments, schedules and exhibits thereto (as supplemented by that letter agreement dated October 21, 2020, the “EPA”) as filed as Exhibit 99.1 for Form 8-K filed with the Securities and Exchange Commisson on August 3, 2020 and available at www.sec.gov and which letter agreement will be made available upon request.

W I T N E S S E T H:

WHEREAS, pursuant to the exercise of one or more put options under the EPA, RespireRx desires to sell its shares of common stock, par value $0.001 (the “Shares”) to White Lion. Each Share is being sold at a price per Share based on a formula described in the EPA, and for the avoidance of doubt, shall in any event have a minimum price per share of $0.001 per Share, the par value of such Shares; and

WHEREAS, RespireRx desires to establish an escrow account with the Escrow Agent into which RespireRx shall instruct White Lion to transfer funds into the escrow account via wire transfer, and the Escrow Agent is willing to accept these funds in accordance with the terms hereinafter set forth and accepts such appointment as escrow agent subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds.

(a) RespireRx shall instruct White Lion to deposit funds pursuant to Section 2.2(b) of the EPA (the “Deposited Funds”) via wire transfer to Signature Bank, 261 Madison Avenue, New York, NY 10016, Attention: Mr. Cliff Broder, for credit to Signature Bank, as Escrow Agent for RespireRx Pharmaceuticals Inc., with the name and address of the individual or entity making payment. The Deposited Funds shall be deposited into a non-interest-bearing account at Signature Bank entitled “RespireRx Pharmaceuticals Inc., Signature Bank, as Escrow Agent” (the “Escrow Account”) having ABA No. 026013576, Account No. 1504235102.

(b) The aggregate amount of Deposited Funds in the Escrow Account at any one time is referred to as the “Escrow Funds.”

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of the funds delivered to Escrow Agent for deposit into the Escrow Account. If, for any reason, the funds deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to advise RespireRx and White Lion promptly thereof and return the funds in the manner directed in writing by RespireRx and White Lion.

2. Release of Escrow Funds.

(a) The Escrow Funds shall be paid by the Escrow Agent in accordance with the joint instructions, in form and substance satisfactory to the Escrow Agent, received from RespireRx and White Lion, or in absence of such instructions in accordance with the order of a court of competent jurisdiction. The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. The Escrow Agent may act in reliance upon any instructions, court orders, notices, certifications, demands, consents, authorizations, receipts, powers of attorney or other writings delivered to it without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order.

(b) Disbursement instructions shall be limited to the payment to the Escrow Agent of escrow expenses and wire transfer fees, the payment to RespireRx of the purchase price for the Shares delivered to White Lion, and the payment of the balance of Escrow Funds, if any, to White Lion (these three payments, in the aggregate, one “Closing”).

(c) The Company further agrees that there shall be a limit of three (3) Closings under this Agreement with each Closing limited to four (4) wires. Any additional wires or Closing may be subject to additional fees.

3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) Upon execution of this Agreement, RespireRx shall execute and deliver to Escrow Agent, Exhibit A hereto and White Lion shall execute and deliver to Escrow Agent Exhibit A-1 (together with Exhibit A, each a “Certificate”), for the purpose of (i) establishing the identity of the authorized representative(s) of RespireRx and White Lion entitled to singly initiate and/or confirm disbursement instructions to Escrow Agent on behalf of RespireRx and White Lion and (ii) providing standing wire transfer instructions for RespireRx and White Lion to be used for disbursements to each such party. The Escrow Agent may act in reliance upon any signature on the Certificates believed by it to be genuine, and may assume that any person who has been designated by RespireRx or White Lion to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions, including but not limited to, those contained on the Certificates. RespireRx and White Lion may update their respective Certificate by executing and delivering to the Escrow Agent an updated Certificate in the form attached hereto as Exhibit A and/or Exhibit A-1. Until such time as Escrow Agent shall receive an updated Certificate, Escrow Agent shall be fully protected in relying without inquiry on the current Certificate on file with Escrow Agent.

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(b) The Escrow Agent may seek confirmation of disbursement instructions by telephone call back to one of the authorized representatives set forth on the Certificates, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instruction it receives, the Escrow Agent may record such call back. If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. RespireRx and White Lion agree that the foregoing procedures constitute commercially reasonable security procedures. Escrow Agent further agrees not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party inconsistent with the foregoing.

(c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(d) RespireRx and White Lion, jointly and severally, agree to indemnify, release, and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney’s fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by Escrow Agent arising out of or related directly or indirectly to this Agreement and the Escrow Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Escrow Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

(e) In the event of any disagreement between or among RespireRx and White Lion, or between any of them and any other person, resulting in adverse claims or demands being made to Escrow Agent in connection with the Escrow Account, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after thirty (30) days’ notice to RespireRx and White Lion of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this section are cumulative of all other rights which it may have by law or otherwise.

(f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

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(g) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept the payment of money delivered to the Escrow Agent for the Escrow Account and deposit money into the Escrow Account, and (ii) disburse or refrain from disbursing the Escrow Funds as stated herein, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

4. Escrow Account Statements and Information. The Escrow Agent agrees to send to RespireRx and White Lion a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide RespireRx and White Lion, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. RespireRx and White Lion agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. RespireRx and White Lion each consents to the Escrow Agent’s release of such Account information to any of the individuals designated by RespireRx and White Lion, which designation has been signed in accordance with Section 3(a) by any of the persons in Exhibit A and Exhibit A-1. Further, RespireRx and White Lion have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, RespireRx and White Lion agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. RespireRx and White Lion each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to RespireRx and White Lion. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depository. In such event, the Escrow Agent shall not take any action until RespireRx and White Lion jointly designate a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by RespireRx and White Lion, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding charges, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor escrow agent. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

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6. Termination. RespireRx and White Lion may terminate the appointment of the Escrow Agent hereunder upon a joint written notice to Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, RespireRx and White Lion shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by both RespireRx and White Lion, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if RespireRx and White Lion fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

7. Investment. All Escrow Funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Escrow Agent.

8. Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000.00, which fee shall be paid by RespireRx with the proceeds of the first Closing. In addition, RespireRx shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that becomes due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise RespireRx and White Lion and RespireRx and White Lion shall direct all such amounts to be paid directly at any such closing.

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9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to RespireRx:

RespireRx Pharmaceuticals Inc.

126 Valley Road, Suite C

Glen Rock, NJ 07452

Attention: Jeff Eliot Margolis

Fax: 415-887-7814

Email: jmargolis@respirerx.com

If to White Lion:

White Lion Capital, LLC

Yash Thukral

16911 San Fernando Mission Blvd Suite #183

Granada Hills, CA 91344

Email: team@whitelioncapital.com

If to Escrow Agent:

Signature Bank

261 Madison Avenue

New York, NY 10016

Attention: Cliff Broder, Group Director and Senior Vice President

Fax No.: (646) 758-8413

10. Regulatory Compliance.

(a) RespireRx and White Lion agree to observe and comply, to the extent applicable, with all anti-money laundering laws, rules and regulations including, without limitation, regulations issued by the Office of Foreign Assets Control of the United States Department of Treasury and the Financial Crimes Enforcement Network of the U.S. Department of Treasury.

(b) RespireRx and White Lion shall provide to the Escrow Agent such information as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under the Bank Secrecy Act of 1970, as amended (“BSA”), or any regulations enacted pursuant to the BSA or any regulations, guidance, supervisory directive or order of the New York State Department of Financial Services or Federal Deposit Insurance Corporation. The Escrow Agent shall not make any payment of all or any portion of the Escrow Funds to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under the BSA.

(c) To help the United States government fight funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, and from time to time as may be required by the Escrow Agent’s internal policies and procedures, the Escrow Agent shall be entitled to ask for information that will allow the Escrow Agent to identify relevant parties. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent may ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with Title III of the USA Patriot Act, Pub.L. 107-56 (the “Act”), and RespireRx and White Lion each agrees to provide any additional information requested by the Escrow Agent in its sole discretion in connection with the Act or any other legislation, regulation, regulatory order or published guidance to which the Escrow Agent is subject, in a timely manner.

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11. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

RESPIRERX PHARMACEUTICALS INC.

By:	/s/ Jeff Eliot Margolis
	Name:	Jeff Eliot Margolis
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

WHITE LION CAPITAL, LLC

By:	/s/ Yash Thukral
	Name:	Yash Thukral
	Title:	Managing Member

SIGNATURE BANK

By:	/s/ Steve Deneff
	Name:	Steve Deneff
	Title:	VP, Escrow Agent

By:	/s/ Alex Cherrony
	Name:	Alex Cherrony
	Title:	Escrow Agent

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EXHIBIT A

[Omitted pursuant to Item 601(a)(6) of Regulation S-K]

EXHIBIT A-1

[Omitted pursuant to Item 601(a)(6) of Regulation S-K]